Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" and "Financial Highlights" (when included) in each of the Prospectuses in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 27, 2002 on the financial statements and the financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).


                                                  /s/Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Des Moines, Iowa
February 21, 2003